1776 LINCOLN STREET, SUITE 700

DENVER, COLORADO 80203

303/861-8140

FAX 303/861-0934

April 4, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      St. Mary Land & Exploration Company
         File No. 001-31539

Ladies and Gentlemen:

     Transmitted herewith is St. Mary Land & Exploration Company's Proxy
Statement submitted on Schedule 14A. The Company intends to send the Proxy
Statement to its Shareholders' on or about April 7, 2003.

Very truly yours,

/s/ RICHARD C. NORRIS

Richard C. Norris
Vice President - Finance,
Secretary and Treasurer

                         SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of
1934

Filed by the Registrant                         [ X ]
Filed by a Party other than the Registrant      [   ]

Check the appropriate box:

 [   ] Preliminary Proxy Statement
 [   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [ X ] Definitive Proxy Statement
 [   ] Definitive Additional Materials
 [   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                    ST. MARY LAND & EXPLORATION COMPANY
                    ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

 [ X ] No fee required.

 [   ] Fee computed on table below per Exchange Act Rules
       14a-6(i)(4)  and 0-11.

     1)   Title of each class of securities to which transaction applies:

          -------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          -------------------------------------------------------

     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          -------------------------------------------------------

     5)   Total fee paid:

          -------------------------------------------------------

 [   ] Fee paid previously with preliminary materials.

 [   ] Check  box if  any part of the fee is offset as provided  by  Exchange  Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous filing by  registration  statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          -------------------------------------------------------

     2)   Form, Schedule or Registration Statement Number:

          -------------------------------------------------------

     3)   Filing party:

          -------------------------------------------------------

     4)   Date filed:

          -------------------------------------------------------

1776 LINCOLN STREET, SUITE 700

DENVER, COLORADO 80203-1080

303/861-8140

FAX 303/861-0934

                                        April 4, 2003

Dear Stockholder:

         You are cordially invited to attend the 2003 annual meeting of stockholders, which will be held in the Forum Room of Wells Fargo Bank, 1740
Broadway Street, Denver, Colorado on Wednesday, May 21, 2003 at 3:00 p.m. local time.

         At the meeting you and the other stockholders will vote on the election of eight directors, approval of an amendment to the Stock Option Plans to increase the authorized number of shares that can be issued under the plans by
1,300,000 to a total of 5,600,000 and approval of a Non-Employee Director Stock
Compensation Plan for the issuance of up to 30,000 shares to non-employee directors as compensation over an anticipated period of up to five years. You will also have the opportunity to hear reports on St. Mary's operations and to ask questions of general interest. You can find other detailed information about the meeting in the accompanying proxy statement, and can find detailed information about St. Mary in the enclosed annual report.

         Please complete and sign the enclosed proxy card and return it promptly in the accompanying envelope, or use the telephone or Internet voting systems described on the proxy card. This will ensure that your shares are represented at the meeting even if you cannot attend.

         Thank you for your cooperation in returning your proxy card or voting by telephone or the Internet as promptly as possible. We hope to see many of you at our meeting in Denver.

                                Very truly yours,

                                /s/ MARK A. HELLERSTEIN
                                -----------------------
                                Mark A. Hellerstein
                                Chairman

                     St. Mary Land & Exploration Company
                         1776 Lincoln Street, Suite 700
                             Denver, Colorado 80203

        -----------------------------------------------------------------

                    Notice of Annual Meeting of Stockholders
        -----------------------------------------------------------------

                                  May 21, 2003

To All Stockholders:

         The 2003 annual meeting of the stockholders of St. Mary Land &
Exploration Company will be held in the Forum Room of the Wells Fargo Bank, 1740
Broadway Street, Denver, Colorado on Wednesday, May 21, 2003 at 3:00 p.m. local time. The purposes of the meeting are:

         1.       To elect eight directors to serve during the next year,
         2.       To vote on an amendment to the Stock Option Plans to increase the number of authorized shares that can be issued under the plans by 1,300,000 to a total of 5,600,000,
         3.       To vote on approval of a Non-Employee Director Stock
                  Compensation Plan for the issuance of up to 30,000 shares to non-employee directors as compensation over an anticipated period of up to five years, and
         4.       To transact any other business which may properly come before the meeting.

      Only stockholders of record at the close of business on March 31, 2003 may vote at this meeting.

      Please sign, date and return the accompanying proxy card in the enclosed envelope as soon as possible, or use the telephone or Internet voting systems described on the proxy card. Any stockholder may revoke their proxy at any time before the vote is taken at the meeting.

                                  By Order of the Board of Directors
                                  St. Mary Land & Exploration Company

                                  /s/ RICHARD C. NORRIS
                                  -----------------------------
                                  Richard C. Norris
                                  Secretary
Denver, Colorado
April 4, 2003

                        Proxy Statement Table of Contents

                                                                            Page
                                                                            ----

Employment Agreements and Termination of Employment and Change-in-Control

                     St. Mary Land & Exploration Company
                         1776 Lincoln Street, Suite 700
                             Denver, Colorado 80203
                                 (303) 861-8140

                                 Proxy Statement
                            ------------------------

General

     This proxy statement contains information about the 2003 annual meeting of stockholders of St. Mary Land & Exploration Company to be held in the Forum
Room of the Wells Fargo Bank, 1740 Broadway Street, Denver, Colorado on
Wednesday, May 21, 2003 at 3:00 p.m. local time. The St. Mary board of directors is using this proxy statement to solicit proxies for use at the annual meeting.
In this proxy statement "St. Mary" and "the Company" both refer to St. Mary Land
& Exploration Company. This proxy statement and the enclosed proxy card are being mailed to you on or about April 7, 2003.

Purpose of the Annual Meeting

     At the Company's annual meeting, stockholders will vote on:

     o    the election of directors as outlined in the accompanying notice of meeting,
     o    approval of an amendment to the stock option plans to increase the total authorized number of shares of common stock which may be issued under the plans by 1,300,000 shares to a total of 5,600,000 shares,
     o    approval of a Non-Employee Director Stock Compensation Plan for the
          issuance of up to a total of 30,000 shares of common stock to non-employee directors as part of their annual or other compensation over an anticipated period of up to five years, and
     o    any other business that properly comes before the meeting.

     As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Who Can Vote

     Only stockholders of record at the close of business on the record date of
March 31, 2003 are entitled to receive notice of the annual meeting and to vote the shares of St. Mary common stock they held on that date. As of March 31,
2003, there were 31,438,657 shares of St. Mary common stock issued and outstanding. Holders of St. Mary common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

     If your shares of St. Mary common stock are held by a broker, bank or other nominee (in "street name"), you will receive information from them on how to instruct them to vote your shares.

     If you hold shares of St. Mary common stock in your own name (as a
"stockholder of record"), you may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope, or following the telephone or Internet voting procedures described on the proxy card. The telephone and Internet voting procedures are designed to ensure that proxies are handled properly under
Delaware law by authenticating votes cast by use of a personal identification number and allowing stockholders to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card.

     A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no instructions are given on a properly executed and unrevoked proxy card, the proxy will be voted FOR management's slate of directors, the amendment to the Stock Option Plans and the Non-Employee
Director Stock Compensation Plan.

Revoking a Proxy

     You may revoke a proxy before the vote is taken at the meeting by:

          o    submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the meeting,
          o    by voting in person at the meeting, or
          o    by filing a written revocation with St. Mary's corporate
               secretary.

     Your attendance at the annual meeting will not automatically revoke your proxy.

Quorum and Voting Requirements

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders of one-third of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker
"non-votes" count as present for establishing a quorum. A broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given.
Shares held by St. Mary in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

     If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to elect the directors, amend the stock option plans, approve the Non-Employee Director Stock Compensation
Plan and to decide any other matter which may properly be submitted to a vote at the meeting. In addition proposals two and three require that the total votes cast represent 50% of all shares entitled to vote. Accordingly, any shares present but not voted, including abstentions and broker non-votes, will have the same effect as shares voted against approval.

Payment of Proxy Solicitation Costs

     St. Mary will pay all costs of soliciting proxies. The solicitation will be made by mail. In addition to mailing proxy solicitation material, St. Mary officers, directors and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. St. Mary will ask banks, brokers, other institutions, nominees, and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies.
St. Mary will reimburse them for expenses.

                              ELECTION OF DIRECTORS

     All directors of the Company are elected annually. At this meeting, eight directors are to be elected to serve for one year or until their successors are elected and qualified. The Company's nominees for these directorships are identified below, all of whom are currently serving in that capacity. Robert L.
Nance, age 66 and an executive officer of St. Mary, is also a current director who has decided not to stand for re-election to the board of directors.

     The board of directors has a Nominating and Corporate Governance committee that selects the director nominees. This Committee performed its nominating committee functions at its meeting on March 27, 2003. They will consider suggestions by stockholders of possible future nominees. Such suggestions should be delivered on or before November 1 in any year before the next annual meeting.
In addition, St. Mary's by-laws permit stockholders to nominate directors for election at an annual meeting, provided that advance written notice of the nomination containing the information required under the by-laws is received by the Secretary of St. Mary not less than 75 days nor more than 105 days before the first anniversary date of the immediately preceding annual meeting.
Accordingly, proper notice of a stockholder nomination for election as director at the 2004 annual meeting must be received by St. Mary between February 6, 2004 and March 8, 2004.

     The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. All nominees have consented to serve as directors of the Company if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for a substitute who will be designated by the board of directors.

     The board of directors recommends voting "For" electing the nominees.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated the principal occupation of each nominee has been the same for the past five years.
                                                                       Director
                                                                Age     Since
------------------------------------------------------------- ------ -----------
Barbara M. Baumann is Executive Vice President of Associated    47       2002
Energy Managers LLC, an investment manager and general
partner of a private equity energy fund specializing in oil
and gas investments for institutional investors. She has held that position since 2001. From 1983 to 2001, Ms. Baumann was employed by BP Amoco and held a variety of financial and
operational management positions, including Chief Financial
Officer of an environmental remediation subsidiary and most
recently as the Commercial Operations Manager of the Western
Business Unit.
------------------------------------------------------------- ------ -----------
Larry W. Bickle is Managing Director of Haddington Ventures,    57       1995
L.L.C., a private equity fund that invests in midstream
energy companies and assets. He has held that position since
June 1997. From 1984 to 1997, Mr. Bickle was Chairman of the
Board and Chief Executive Officer of TPC Corporation
(formerly Tejas Power Corporation), a gas storage,
transportation and marketing company that he founded. Mr.
Bickle is also a director of UniSource Energy Corporation,
the parent company for Tucson Electric Power Company.
------------------------------------------------------------- ------ -----------
Ronald D. Boone is Executive Vice President and Chief           55       1996
Operating Officer of St. Mary. He has served St. Mary as
Executive Vice President since 1990 and as Chief Operating
Officer since 1992.
------------------------------------------------------------- ------ -----------
Thomas E. Congdon retired as Chairman of the Board of St.       76       1966
Mary in September 2002. He served St. Mary as an officer for more than 36 years, including service as President from 1966 to 1992, Chief Executive Officer from 1992 to 1995 and
Chairman of the Board from 1992 to September 2002. Mr.
Congdon is also a director, officer or general partner of a
number of family corporations and partnerships which produce iron ore and agricultural products, manage marketable
securities and own and operate developed real estate.
------------------------------------------------------------- ------ -----------
William J. Gardiner is Vice President and Chief Financial       49       1999
Officer of King Ranch, Inc., a privately-held ranching and
agricultural company that owns the historic 825,000 acre
"King Ranch" in South Texas. He has held that position since
1996. Before joining King Ranch in 1996, Mr. Gardiner served as Executive Vice President and Chief Financial Officer of
CRSS, Inc., an independent power producer. He was employed by
CRSS for approximately 20 years. Mr. Gardiner was initially
appointed as a director of St. Mary in connection with St.
Mary's acquisition of King Ranch Energy, Inc. in 1999.
------------------------------------------------------------- ------ -----------
Mark A. Hellerstein is Chairman of the Board, President and     50       1992
Chief Executive Officer of St. Mary. He has served St. Mary
as President since 1992, Chief Executive Officer since 1995, and was appointed Chairman of the Board in September 2002.
From 1995 to 1998, Mr. Hellerstein also served as Chairman of the Board of Summo Minerals Corporation (now known as
Constellation Copper Corporation), a copper mining company in which St. Mary held an interest.
------------------------------------------------------------- ------ -----------

------------------------------------------------------------- ------ -----------
Arend J. Sandbulte is a former Chairman of the Board,           69      1989
President and Chief Executive Officer, and Chief Financial
Officer of ALLETE, Inc. (formerly Minnesota Power, Inc.), a
diversified services company with core operations in energy
services (including electric utility services) and automotive services. Mr. Sandbulte was employed with ALLETE from 1964 to
1996, and served as a director of ALLETE from 1983 to 2002.
------------------------------------------------------------- ------ -----------
John M. Seidl is Chief Program Officer, Environment, of the     64      1994
Gordon and Betty Moore Foundation, a private grant-making
foundation which seeks and funds education, scientific
research, environmental and San Francisco Bay Area projects.
He has held that position since June 2001. Mr. Seidl is also
Chairman of Language Line Services, a privately-held provider of over-the-phone language interpretation and document
translation services.  He has held that position since
September 1999.  From 1994 to 1999, Mr. Seidl was Chairman of
the Board, President and Chief Executive Officer of CellNet
Data Systems, Inc., a provider of wireless data networks for automated reading of utility meters.  In 2000 CellNet Data
Systems filed a voluntary petition under Chapter 11 of the
U.S. Bankruptcy Code as part of an acquisition of its assets.
From 1999 to 2002, Mr. Seidl was also a director of Iomega
Corporation.
------------------------------------------------------------- ------ -----------

                          BOARD AND COMMITTEE MEETINGS

     The full board of directors met six times during 2002. No director attended less than 75% of the board and committee meetings held during the director's tenure on the board and its committees.

     The board has an audit committee, nominating and corporate governance committee, compensation committee and an executive committee. The following table sets forth the members of each committee and the number of meetings held in 2002:

----------------------- ------- --------------------- -------------- -----------
Name                     Audit   Nominating and Corp   Compensation   Executive
                                     Governance
----------------------- ------- --------------------- -------------- -----------
Barbara M. Baumann         X              X                 X
----------------------- ------- --------------------- -------------- -----------
Larry W. Bickle            X              X                 X
----------------------- ------- --------------------- -------------- -----------
Ronald D. Boone
----------------------- ------- --------------------- -------------- -----------
Thomas E. Congdon                                                         X
----------------------- ------- --------------------- -------------- -----------
William J. Gardiner        X              X                 X*            X
----------------------- ------- --------------------- -------------- -----------
Mark A. Hellerstein                                                       X
----------------------- ------- --------------------- -------------- -----------
Arend J. Sandbulte         X*             X                 X             X
----------------------- ------- --------------------- -------------- -----------
John M. Seidl              X              X*
----------------------- ------- --------------------- -------------- -----------
No. of Meetings in 2002    12             1                 5             4
----------------------- ------- --------------------- -------------- -----------

*   Chairperson

     The audit committee assists the board in fulfilling its oversight responsibilities for financial reporting by the Company. The audit committee is solely responsible for the engagement and discharge of independent auditors and reviews the quarterly financial results. The committee reviews with independent auditors the audit plan and the results of the audit, reviews the independence of the auditors, considers the range of audit fees, reviews the scope and adequacy of St. Mary's system of internal accounting controls, and reviews the
Company's risk management policies. The audit committee is composed of five directors, each of whom is independent as defined by the NYSE listing standards.
See the "Audit Committee Report" contained in this proxy statement.

     The nominating and corporate governance committee was established in
November 2002 and its primary function is to nominate the directors to be elected and to oversee all corporate governance policies of the board of directors. The committee is made up of all independent directors and meets before each regular board meeting.

     The compensation committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the
Company's compensation policies. The compensation committee recommends to the board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of stock options or other benefits under compensation plans. Each compensation committee member is an independent director. See the "Report of Compensation Committee on Executive Compensation"
contained in this proxy statement.

     The executive committee has the authority to act on behalf of the board of directors and the Company with respect to matters as to which it has been authorized to act by the board of directors, provided that such matters are not in conflict with the certificate of incorporation or by-laws of the Company or applicable laws, regulations or rules and listing standards of the New York
Stock Exchange.

     There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

                              DIRECTOR COMPENSATION

     Employee directors do not receive additional compensation for serving on the board of directors or any committee. Each non-employee director receives
1,200 shares of St. Mary common stock per year for serving as a director and is paid $750 for each meeting attended. Non-employee directors serving on a committee are paid $600 for each committee meeting attended and $375 for telephonic meetings. Directors are reimbursed for expenses incurred in attending board and committee meetings.

     Members of the board of directors also participate in the Company's Stock
Option Plan. Non-employee directors currently receive a total number of options each year equal to the average number of options granted to the two most senior employees of the Company, exclusive of any extraordinary grants which are for purposes other than normal annual compensation, divided by six. These options have an exercise price equal to the fair market value of St. Mary common stock on the date of grant and vest over a three-year period in the same manner as for employee participants, except that the options of a director who retires after five years of service shall become fully vested upon retirement. For 2002, each non-employee director was granted under this arrangement an option to purchase
6,542 shares of St. Mary common stock at an exercise price of $25.00 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows beneficial ownership of shares of St. Mary common stock as of March 19, 2003 by all beneficial owners as known by the Company, of more than 5% of the outstanding shares of St. Mary common stock and by each director and each of the executive officers named in the Summary Compensation
Table, and all directors, director nominees and executive officers as a group.

------------------------------------------ ----------------- ---------------- -------------- --------------
                                                Shares
                                             beneficially        Options       Total shares     Percent
                                            owned excluding    exercisable     beneficially   beneficially
Name and Address of Beneficial Owner            options       within 60 days    owned (1)        owned
------------------------------------------ ----------------- ---------------- -------------- --------------
   Stockholders Owning More Than 5%
------------------------------------------ ----------------- ---------------- -------------- --------------
Flying J Oil & Gas Inc. and Big West         3,380,818            -        3,380,000 (2)      10.8%
   Oil & Gas Inc.
333 West Center Street
Salt Lake City, UT 84504
------------------------------------------ ----------------- ---------------- -------------- --------------
Harris Associates Inc.                           1,595,000            -        1,595,000 (3)       5.2%
Two North LaSalle Street, Suite 500
 Chicago, IL  60602
------------------------------------------ ----------------- ---------------- -------------- --------------
Name and Position of Beneficial Owner
   Directors and Executive Officers
------------------------------------------ ----------------- ---------------- -------------- --------------
Barbara M. Baumann, Director                         2,000            3,308        5,308          < .1%
------------------------------------------ ----------------- ---------------- -------------- --------------
Larry W. Bickle, Director                           26,400           24,161       50,561            .2%
------------------------------------------ ----------------- ---------------- -------------- --------------
Thomas E. Congdon, Director                    (4) 107,707           48,719      156,426            .5%
------------------------------------------ ----------------- ---------------- -------------- --------------
William J. Gardiner, Director                        4,800           11,765       16,565            .1%
------------------------------------------ ----------------- ---------------- -------------- --------------
Arend J. Sandbulte, Director                   (5)  22,366           24,161       46,527            .2%
------------------------------------------ ----------------- ---------------- -------------- --------------
John M. Seidl, Director                              4,800           20,257       25,057            .1%
------------------------------------------ ----------------- ---------------- -------------- --------------
Mark A. Hellerstein, Chairman, President,           34,781          139,634      174,415            .6%
   Chief Executive Officer and Director
------------------------------------------ ----------------- ---------------- -------------- --------------
Ronald D. Boone, Executive Vice President,          13,721          105,357      119,078            .4%
   Chief Operating Officer and Director
------------------------------------------ ----------------- ---------------- -------------- --------------
Robert L. Nance, Senior Vice President         (6) 341,607           50,071      391,678           1.3%
   and Director
------------------------------------------ ----------------- ---------------- -------------- --------------
Milam Randolph Pharo, Vice President -               2,000           44,249       46,249            .2%
   Land and Legal
------------------------------------------ ----------------- ---------------- -------------- --------------
Douglas W. York, Vice President -                    4,994           40,772       45,766            .2%
   Acquisitions and Engineering
------------------------------------------ ----------------- ---------------- -------------- --------------
All executive officers and directors as a          648,023          609,623    1,255,646           4.0%
   group (15 persons including those
   named above)
------------------------------------------ ----------------- ---------------- -------------- --------------

(1)  According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of
     March 19, 2003 through the exercise of any stock option or other right.
(2)  Pursuant to a Purchase and Sale Agreement dated as of December 13, 2002 among Flying J Oil & Gas Inc., Big West Oil & Gas Inc., NPC Inc.
     ("NPC") and St. Mary, as amended by an Addendum thereto dated January 29,
     2003, on January 29, 2003 St. Mary issued to Flying J Oil & Gas Inc.
     and Big West Oil & Gas Inc. a total of 3,380,818 restricted shares of
     St. Mary common stock in exchange for the transfer by Flying J Oil &
     Gas Inc. and Big West Oil & Gas Inc. to NPC, a wholly owned second tier subsidiary of St. Mary, of certain oil and gas properties and related assets. Of the 3,380,818 shares of St. Mary common stock issued by St. Mary to Flying J Oil & Gas Inc. and Big West Oil & Gas Inc., 1,690,409
     shares were issued to Flying J Oil & Gas Inc. and 1,690,409 shares were issued to Big West Oil & Gas Inc. Pursuant to a Standstill Agreement
     dated as of January 29, 2003 among St. Mary, Flying J Oil & Gas Inc.
     and Big West Oil & Gas Inc., Flying J Oil & Gas Inc. and Big West
     Oil & Gas Inc. must vote their shares of St. Mary common stock in favor of the nominees of the St. Mary board of directors for election as directors and the St. Mary board's proposals with respect to any meeting of
     St. Mary stockholders during the period of 30 months after January 29,
     2003. Big West Oil & Gas Inc. is a wholly owned subsidiary of Flying J
     Oil & Gas Inc., which is a wholly owned subsidiary of Flying J Inc. St.
     Mary understands that Flying J Corp. holds a controlling shareholder interest in Flying J Inc. and that Flying J Corp. is wholly owned by
     Osborne Jay Call (recently deceased). Accordingly, it is St. Mary's understanding that there is shared voting and dispositive power with respect to the total of 3,380,818 shares held of record by Flying J Oil
     & Gas Inc. and Big West Oil & Gas Inc.
(3)  According to a Statement on Schedule 13G filed by Harris Associates L.P.
     and Harris Associates Inc. on February 14, 2003, by reason of advisory and other relationships with persons who own shares of St. Mary common stock,
     Harris Associates L.P. and Harris Associates Inc. as the general partner of
     Harris Associates L.P. may be deemed to be the beneficial owners of a total of 1,595,000 shares, with shared voting power as to all of such shares, shared dispositive power as to 1,501,000 shares, and sole dispositive power as to 94,000 shares.
(4)  Includes 12,009 shares held of record by the spouse of Thomas E. Congdon as to which he may be deemed to be the beneficial owner. Thomas E. Congdon and members of his extended family own approximately 16 percent of the outstanding common stock of the Company. While no formal arrangements exist, these extended family members may be inclined to act in concert with
     Mr. Congdon on matters related to control of the Company or the approval of a significant transaction.
(5)  Includes 800 shares held of record by the spouse of Arend J. Sandbulte as to which he may be deemed to be the beneficial owner.
(6)  Includes 2,000 shares held of record by Ronan, Inc., a corporation controlled by Robert L. Nance, and 69,100 shares held of record by the spouse of Mr. Nance.

AUDIT COMMITTEE REPORT

     The audit committee is appointed by the board of directors to assist the board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements, (2) the qualifications, independence and performance of the Company's independent accountants, (3) the performance of the
Company's internal audit function and (4) other matters as set forth in the charter of the audit committee approved by the board of directors and attached to this proxy statement as Annex A.

     Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2002 with management and the independent accountants.
The audit committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61,
Communication with Audit Committees. In addition, the audit committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with
Audit Committees, and the audit committee discussed with the independent accountants that firm's independence.

     Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form
10-K for the year ended December 31, 2002 for filing with the SEC.

                                                    THE AUDIT COMMITTEE

                                                    Arend J. Sandbulte, Chairman
                                                    Barbara M. Baumann
                                                    Larry W. Bickle
                                                    William J. Gardiner
                                                    John M. Seidl

                                                    March 31, 2003

EXECUTIVE COMPENSATION

     In addition to salaries, the Company has granted stock options to executive management and selected other personnel. These individuals also participate with other members of management in a net profits interest bonus plan. All employees are eligible to participate in the Company's cash bonus plan. See the "Report of the Compensation Committee on Executive Compensation" beginning on page 12 of this proxy statement.

     The following table sets forth the annual and long term compensation received during each of the Company's last three years by the Chief Executive
Officer of the Company and by the four other highest compensated executive officers of the Company during 2002.

                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term
                                                                                  Compensation
                                                    Annual Compensation              Awards
                                         ---------------------------------------- ------------
                                                                   Other Annual                    All other
Name and                                                           Compensation     Options      compensation
principal position                Year     Salary($)     Bonus        ($) (1)         (#)          ($) (2)
------------------------------- -------- ------------- --------- ---------------- ------------ ----------------

  Mark A. Hellerstein             2002     $ 330,000    $52,800      $ 724,243       294,394      $ 22,913
    President and Chief           2001       291,667       -           798,586        21,766        13,939
    Executive Officer             2000       277,333     80,427        133,741        24,791        20,613
------------------------------- -------- ------------- --------- ---------------- ------------ ----------------

  Ronald D. Boone                 2002       259,167     41,467        606,780       135,016        17,475
    Executive Vice President      2001       233,667      -            670,028        17,486        10,550
    and Chief Operating Officer   2000       222,000     64,380        120,446        19,833        15,424
------------------------------- -------- ------------- --------- ---------------- ------------ ----------------

  Robert L. Nance                 2002       206,500     49,560         64,535        28,533        11,546
    Senior Vice President         2001       201,865      -             36,199        15,052        10,850
    Director/President - Nance    2000       193,333     75,400         16,158        17,012        10,850
------------------------------- -------- ------------- --------- ---------------- ------------ ----------------

  Douglas W. York                 2002       161,667     40,000        128,299        22,591         9,588
    Vice President-Acquisitions   2001       145,000      -            151,706        11,436         7,469
    and Engineering               2000       134,667     52,000          6,598        11,968         7,380
------------------------------- -------- ------------- --------- ---------------- ------------ ----------------
  Milam Randolph Pharo            2002       147,333     30,000        159,792        10,193         7,690
    Vice President - Land and     2001       139,993      5,000        174,219         5,350         7,375
    Legal                         2000       133,167     35,000          9,690        11,754         7,371
------------------------------- -------- ------------- --------- ---------------- ------------ ----------------

------------

(1)  Amounts consist of payments under the Net Profits Interest Plan. Amounts paid for 2002 and 2001 were higher due to payouts from six new net profit pools granted in prior years, including the pool with the significant acquisitions in 1999. See "Report of the Compensation Committee on
     Executive Compensation" for a description of this plan.
(2)  Amounts consist of the Company's contribution to the 401(k) Savings Plan, holiday bonus and other miscellaneous cash payments.

                                       10

     Stock options granted to the Company's five highest compensated executive officers during 2002 are set forth in the following two tables. The Company began a quarterly grant system beginning at the end of 2001.

                               2002 OPTION GRANTS

------------------------------------------------------------------------------------------------------------------------
                                   Individual Grants
-----------------------------------------------------------------------------------------
                                                                                            Potential realizable value
                                               Percent of                                   at assumed annual rates of
                                             total options                                  stock price appreciation
                                                granted         Exercise                           for option term
                            Number of         to employees       price       Expiration   ------------------------------
          NAME           Options Granted        in 2002        per share        date           5%            10%
---------------------- ------------------- ----------------- ------------- -------------- -------------- ---------------
Mark A. Hellerstein         10,882(1)            1.02%           $21.71        3/31/12       $148,575       $376,519
                           250,000(2)           23.52%           $23.16        6/01/12      3,641,300      9,227,769
                            10,882(3)            1.02%           $24.06        6/30/12        164,658        417,275
                            11,315(4)            1.06%           $23.90        9/30/12        170,071        430,993
                            11,315(5)            1.06%           $25.00       12/31/12        177,899        450,830

---------------------- ------------------- ----------------- ------------- -------------- -------------- ---------------
Ronald D. Boone              8,743(1)             .82%           $21.71        3/31/12        119,371        302,509
                           100,000(2)            9.41%           $23.16        6/01/12      1,456,520      3,691,108
                             8,743(3)             .82%           $24.06        6/30/12        132,292        335,254
                             8,765(4)             .82%           $23.90        9/30/12        131,743        333,863
                             8,765(5)             .82%           $25.00       12/31/12        137,807        349,229

---------------------- ------------------- ----------------- ------------- -------------- -------------- ---------------
Robert L. Nance              7,525(1)             .71%           $21.71        3/31/12        102,741        260,366
                             7,525(3)             .71%           $24.06        6/30/12        113,862        288,549
                             6,741(4)             .63%           $23.90        9/30/12        101,321        256,768
                             6,742(5)             .63%           $25.00       12/31/12        106,000        268,625

---------------------- ------------------- ----------------- ------------- -------------- -------------- ---------------
Douglas W. York              5,718(1)             .54%           $21.71        3/31/12         78,070        197,844
                             5,718(3)             .54%           $24.06        6/30/12         86,520        219,259
                             5,578(4)             .52%           $23.90        9/30/12         83,841        212,469
                             5,577(5)             .52%           $25.00       12/31/12         87,684        222,208

---------------------- ------------------- ----------------- ------------- -------------- -------------- ---------------
Milam Randolph Pharo         2,674(1)             .25%           $21.71        3/31/12         36,509         92,521
                             2,674(3)             .25%           $24.06        6/30/12         40,461        102,536
                             2,422(4)             .23%           $23.90        9/30/12         36,404         92,255
                             2,423(5)             .23%           $25.00       12/31/12         38,095         96,541

---------------------- ------------------- ----------------- ------------- -------------- -------------- ---------------

------------

(1)   Stock options granted effective March 31, 2002 pursuant to the Company's
      Stock Option Plan as described on page 13 of this proxy statement.
(2)   Stock options granted effective June 1, 2002 as extraordinary long term incentive pursuant to the Company's Stock Option Plan as described on page
      13 of this proxy statement. See the "Report of Compensation Committee on
      Executive Compensation contained in this proxy.
(3)   Stock options granted effective June 30, 2002 pursuant to the Company's
      Stock Option Plan as described on page 13 of this proxy statement.
(4)   Stock options granted effective September 30, 2002 pursuant to the
      Company's Stock Option Plan as described on page 13 of this proxy statement.
(5)   Stock options granted effective December 31, 2002 pursuant to the
      Company's Board of Resolution as described on page 13 of this proxy statement .

                                       11

                   AGGREGATED OPTION/SAR EXERCISES IN 2002 AND
                       DECEMBER 31, 2002 OPTION/SAR VALUE

------------------------------------------------------------------------------------------------------------
                                                         Number of                 Value of unexercised
                                                     unexercised options               in-the-money
                                                           held at                      options at
                         Shares                       December 31, 2002            December 31, 2002 (1)
                        acquired       Value   ----------------------------- -------------------------------
   Name                on exercise   Realized   Exercisable   Unexercisable   Exercisable     Unexercisable
--------------------- ------------- ---------- ------------- --------------- ------------- -----------------

Mark A. Hellerstein                                 139,634        269,938       $995,636         $516,444
--------------------- ------------- ---------- ------------- --------------- -------------------------------

Ronald D. Boone           5,870       $80,360       105,357        125,595        921,626          247,636
--------------------- ------------- ---------- ------------- --------------- -------------------------------

Robert L. Nance                                      50,071         29,418        304,746           69,947
--------------------- ------------- ---------- ------------- --------------- -------------------------------

Douglas W. York                                      40,772         22,795        284,830           53,520
--------------------- ------------- ---------- ------------- --------------- -------------------------------

Milam Randolph Pharo                                 44,249         11,924        425,485           24,888
--------------------- ------------- ---------- ------------- --------------- -------------------------------

--------------

   (1) On December 31, 2002, the last reported sales price of St. Mary common stock as quoted on the New York Stock Exchange (NYSE) was $25.00.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors has responsibility for reviewing, evaluating and recommending to the board of directors the director and officer compensation plans, policies and programs and for recommending to the board the specific compensation arrangements for executive officers and directors. After consideration of the compensation committee's recommendations, the full board of directors reviews and approves the compensation of all elected officers, including the executive officers named in the Summary Compensation
Table on page 10, and also determines the compensation for the board itself.

     The compensation committee oversees the administration of the Company's executive compensation programs including programs for cash bonuses, stock options and the Net Profits Interest Bonus Plan. The compensation committee annually evaluates the chief executive officer's performance in light of goals and objectives previously established and recommends to the board of directors the chief executive officer's compensation based on such evaluation. The compensation committee also reviews the performance of the Company's pension and
401(k) plans with the trustees of those plans and in addition the compensation committee approves the grants of stock options made to all employees under the
Company's stock option plans.

                                       12

     The goals of the Company's integrated management compensation programs include the following:

          o    To attract and retain talented management personnel;
          o    To encourage management to obtain superior returns for St. Mary's stockholders; and
          o    To promote preservation and growth of the Company's income producing assets.

Salaries

     In order to emphasize performance-based incentive compensation, base salaries of executive officers are targeted not to exceed the median salaries of similar officers in industry companies having a financial position and performance comparable to that of the Company. The compensation committee, with the assistance and information from external consultants, determines the salary ranges for various positions based on survey data from the Company's industry peer group. The compensation committee then reviews management's recommendations for executive officer salaries and the performance summaries on which they are based. The compensation committee makes final salary recommendations to the full board of directors based on officer experience, sustained performance and comparisons to peers both inside and outside the Company.

Incentive Compensation

     The Company has established three incentive compensation plans, which have the potential to substantially increase annual compensation if the economic performance of the Company and its employees so warrants. These plans have certain specific objectives.

     1. The Company has established a Cash Bonus Plan. Each year the board of directors evaluates the overall performance of the Company for the year as well as of the Company's individual regions and with the assistance of the compensation committee determines the total cash bonus available to be allocated to employees. The participation of each designee in the total allocated is a function of overall, regional and individual performance during the year.

     2. The Stock Option Plan is intended to reward executive officers of the
Company for long-term increases in the value of the Company's stock. The Stock
Option Plan focuses on appreciation of the market price of the Company's stock over a period of up to ten years and is designed to encourage management's concern for long-term appreciation of the stockholders' interests. As presently implemented by the board of directors, if the average stock appreciation during this period is 15% per year, then the persons granted stock options at the beginning of the period generally will, at the end of five years, have the opportunity to realize an amount of appreciation through exercise of their stock options approximately equal to 100% of their base salary at the time the stock options were granted. In addition, an Incentive Stock Option Plan ("ISO Plan")
has been established as a companion option plan with the Stock Option Plan. The

                                       13

ISO Plan is an alternative to the Stock Option Plan for those employees designated by the board of directors to be granted stock options, with such employees electing at the time of grant whether the options granted will be either an equal number of: (a) non-tax qualified options granted under the above-described Stock Option Plan or (b) incentive stock options granted under the ISO Plan.

     3. The Net Profits Interest Bonus Plan is designed to reward the contributions made by various management personnel to the Company's financial success. Plan participants share in the net profits, after payout to the Company of its related capital expenditures, derived from all oil and gas activity for a calendar year based on a portion of their relative weighted salaries paid during the year as well as on subjective performance criteria. Recognizing that the primary incentive for profitable operations and acquisitions needs to be provided to the most senior of the executive officers, the salaries of the president, the executive vice-president and other vice-presidents as deemed appropriate by the compensation committee are weighted at 100% and the salaries of all other participants are weighted at two-thirds of actual base salary or less. Payout with respect to a net profits pool established for a year will generally not occur until a later year at which time payments to participants with respect to such earlier year pool will commence but will not bear a direct relationship to the Company's performance during such later year.

     The committee's goal is that, over time, the combined amounts of compensation received by Company executives from the stock option plan and the
Net Profits Interest Bonus Plan will approximate the value of stock options and other long-term incentives received by executives at peer companies in the oil and gas industry with similar financial position and performance to that of the
Company.

Compensation of the Chief Executive Officer

     The compensation of Mark A. Hellerstein, chairman of the board of directors, president and chief executive officer, consists of the same components and criteria as other executive officers, including base salary, cash bonus, stock options and net profits interest bonus. His base salary is reviewed annually by the compensation committee and is targeted to approximate the median salaries of chief executive officers of industry companies having a financial position and performance comparable to that of the Company, with a greater emphasis on incentive compensation tied to the Company's performance. Mr.
Hellerstein's base salary in 2002 increased $38,333 or 13% over 2001. His total cash and net profits interest bonuses decreased by approximately $21,500 in 2002 compared with 2001 primarily as a result of the normal decline in net cash flow from net profit pools granted in prior years as well as changes in oil and gas prices and expenses. Mr. Hellerstein was granted a $52,800 bonus under the cash bonus plan for 2002 since the Company met its corporate goals. In that respect total reserves grew by 28% and the Company replaced 305% of its 2002 production, both measures being above targeted levels. In addition the price adjusted net asset value per share grew 13% in 2002. To further tie compensation to stock price appreciation, Mr. Hellerstein and several other key executives were granted stock options in 2002 using two times the formula as that used for all other employees.

                                       14

     During 2002 the compensation committee and the board of directors engaged in an in-depth special review and analysis of the long-term performance and compensation of Mr. Hellerstein and of Ronald D. Boone, the Company's executive vice president and chief operating officer. This review and analysis included the key events of the Company and the principal accomplishments of such persons over ten years along with the total return over that period to Company shareholders all of which were determined by the compensation committee and the board to be favorable. The Company's performance in the above respects was compared to that of similar industry companies which comparison was also determined to be favorable. Finally, the compensation committee and the board compared the cash and stock compensation of Messrs. Hellerstein and Boone to that of the persons holding the same positions in the comparable industry companies. Based on the foregoing the base salaries of Messrs. Hellerstein and
Boone were increased. Also, based on the foregoing, Messrs. Hellerstein and
Boone received substantial extraordinary stock options consisting of an option to purchase 250,000 shares for Mr. Hellerstein and an option to purchase 100,000 shares for Mr. Boone both exercisable at $23.16 per share which was the market price of the Company's stock at the time of grant. The maximum term of the options is ten years. The options vest on a slower schedule than other Company options in order to incentivize the long-term retention of Messrs. Hellerstein and Boone, with fifty percent of the options not becoming exercisable until the fourth and fifth anniversaries of the option grants (25 percent becoming exercisable on each of those anniversaries).

Conclusion

     St. Mary's executive compensation is linked to individual and corporate performance and stock price appreciation. Compensation is set in comparison to similar industry companies. The compensation committee plans both to continue the policy of linking executive officer compensation to individual and corporate performance and returns to stockholders and to provide a cash bonus incentive to key employees which will provide performance motivation partially independent of the fluctuations in the oil and gas industry's business cycle.

                                              William J. Gardiner, Chairman
                                              Barbara M. Baumann
                                              Larry W. Bickle
                                              Arend J. Sandbulte
March 31, 2003

                                RETIREMENT PLANS

Pension Plan

     The Company's Pension Plan is a qualified, non-contributory defined benefit plan which is available to substantially all employees. This plan was amended in

                                       15

1994 to conform with the changes required by the Tax Reform Act of 1986 and to reduce the plan formula. The Company also has a supplemental pension plan for certain executive officers to provide for benefits in excess of Internal Revenue
Code limits.

     The qualified plan provides a benefit after 25 years of service equal to
35% of final average compensation, subject to Internal Revenue Code limits.
Final average compensation is the average of the highest 3 consecutive years of the 10 years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of the base salaries (excluding bonus) shown in the Summary Compensation Table.

     The supplemental plan provides executives hired before 1995, after completing 15 years of service and reaching age 65, a benefit equal to 40% of final average compensation plus 37% of final average compensation integrated with the social security wage base without regard to compensation limitations provided under the qualified plan, less the benefit provided by the qualified plan. For executives hired after 1994, the supplemental benefit is calculated using the formula for the qualified plan without the limitation imposed by
Section 415 of the Internal Revenue Code, less the benefit provided by the qualified plan.

     The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the pension plans for the indicated levels of average annual compensation and years of service.

---------------------- ---------------------------------- ----------------------------------
                            Estimated annual pension           Estimated annual pension
                             benefits for executives            benefits for executives
                            hired before 1995 with >            hired after 1994 with >
     Remuneration              15 years of service                25 years of service
---------------------- ---------------------------------- ----------------------------------
       $100,000                    $ 62,570                           $ 35,000
---------------------- ---------------------------------- ----------------------------------
        150,000                     101,070                             52,500
---------------------- ---------------------------------- ----------------------------------
        200,000                     139,570                             70,000
---------------------- ---------------------------------- ----------------------------------
        250,000                     178,070                             87,500
---------------------- ---------------------------------- ----------------------------------
        300,000                     216,570                            105,000
---------------------- ---------------------------------- ----------------------------------
        350,000                     255,070                            122,500
---------------------- ---------------------------------- ----------------------------------

As of December 31, 2002, the named executive officers have the following years of credited service:

                           Mark A. Hellerstein              11
                           Ronald D. Boone                  12
                           Robert L. Nance                   4
                           Douglas W. York                   6
                           Milam Randolph Pharo              7

                                       16

401(k) Plan

     The Company's 401(k) Profit Sharing Plan is a defined contribution pension plan subject to the Employee Retirement Income Security Act of 1974. The 401(k)
Plan allows eligible employees to contribute up to nine percent of their income on a pre-tax basis through contributions to the 401(k) Plan. The Company matches each employee's contributions up to six percent of the employee's pre-tax income. Company contributions vest over an employee's first five years of employment.

                                PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on St. Mary's common stock for the period December 31, 1997 to December
31, 2002 with the cumulative total return of the Standard Industrial
Classification Code for Crude Petroleum and Natural Gas and the Standard &
Poor's 500 Stock Index. The SIC Code for Crude Petroleum and Natural Gas is
1311. The identities of the companies included in the index will be provided upon request.

                              [GRAPH APPEARS HERE]

                            CUMULATIVE TOTAL RETURN*
                   THE COMPANY, S&P 500 AND SIC CODE INDEX

                                                12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                                                --------   --------   --------   --------   --------   --------
ST. MARY LAND & EXPLORATION COMPANY           100.00      53.30      71.95     194.86     124.55     147.54
SIC CODE INDEX                                    100.00      80.10      97.85     124.30     114.05     121.59
S&P 500 INDEX                                 100.00     128.58     155.64     141.46     124.65      97.10

Assumes $100 invested on December 31, 1997 in St. Mary Land & Exploration
Company, SIC Code Index for Crude Petroleum and Natural Gas and S&P 500
Stock Index.

*Total return assumes reinvestment of dividends.

                                       17

                    EMPLOYMENT AGREEMENTS AND TERMINATION OF
                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     On September 1, 1991, St. Mary entered into an employment agreement with
Mark A. Hellerstein. His current salary is $355,000 per year. Compensation is reviewed annually. Mr. Hellerstein participates in St. Mary's benefit plans and is entitled to bonuses and incentive compensation as determined by the board of directors. The agreement is terminable at any time upon 30 days' notice by either party. Upon termination of the agreement by St. Mary for any reason whatsoever (other than death, disability or misconduct by Mr. Hellerstein), St.
Mary is obligated to continue to pay his compensation, including insurance benefits, for a period of one year.

     St. Mary has established a change in control executive severance policy and entered into change of control severance agreements whereby certain officers of
St. Mary, including the officers named in the Summary Compensation Table, are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change in control of the
Company (a) without "cause" by the Company or (b) for "good reason" by the officer (e.g. an adverse change in the officer's status after a change in control), each as defined in the agreements. The severance payments would equal up to two and one-half years annual base salary, depending on the length of time employment continues after the change in control provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

     A change in control is defined to include (i) an acquisition of more than fifty percent of the common stock or assets of the Company in a reorganization, merger or consolidation of the Company or (ii) a change in more than fifty percent of the composition of the board of directors of the Company other than as a result of the election of new members of the board of directors by a vote of the incumbent members of the board of directors or by stockholders of the
Company pursuant to the recommendation of the incumbent members of the board of directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a description of transactions entered into between St.
Mary and certain of its officers and directors during the last fiscal year. Some of these transactions will continue in effect and may result in conflicts of interest between St. Mary and these individuals. Although these persons owe fiduciary duties to St. Mary and its stockholders, we cannot assure you that conflicts of interest will always be resolved in favor of St. Mary.

     As a result of their prior employment with another company with which St.
Mary engaged in a number of transactions, Ronald D. Boone, the Executive Vice
President and Chief Operating Officer and a director of St. Mary, and two other vice presidents of St. Mary own royalty interests in many of St. Mary's properties, which were earned as part of the prior employer's employee benefit

                                       18

programs. One vice president also owns certain working interests through participation in acquisitions made by his former employer. Those persons have no royalty participation in any new St. Mary properties.

     Mr. Boone also owns 25% of Princeton Energy LLC, which owns the oil and gas working interests that he acquired as a result of his prior employment. Although
Mr. Boone does not manage this entity, he may participate in any investment decisions made by them.

     In July 2000, St. Mary made an interest-free loan of $200,000 to Robert T.
Hanley at the time he was appointed Vice President - Business Development of St.
Mary. The loan was made to enable Mr. Hanley to purchase a residence in Denver,
Colorado in connection with St. Mary's relocation of Mr. Hanley to Denver from
Billings, Montana, where housing costs are substantially lower. Mr. Hanley was previously Chief Financial Officer of Nance Petroleum Corporation, a wholly owned subsidiary that St. Mary acquired in June 1999, which has its principal offices in Billings. This loan was repaid in October 2002.

     St. Mary's by-laws provide that no director may pursue a business or investment opportunity for himself if he has obtained knowledge of such opportunity through his affiliation with the Company. Moreover, no officer or employee of St. Mary may pursue for his own account an oil and gas opportunity irrespective of the source of his knowledge of the opportunity unless (a) with respect to an officer of St. Mary, the interest has been approved by the board of directors and (b) with respect to a non-officer of St. Mary, such interest of the employee has been approved by a senior officer of St. Mary with full knowledge of such opportunity. These restrictions do not apply to the acquisition of less than one percent of the publicly traded stock of another company.

                          OTHER MATTERS TO BE VOTED ON

Amendment to the Stock Option Plans
-----------------------------------

     St. Mary's stockholders are being asked to approve an amendment to St.
Mary's stock option plans which will increase the total number of shares of common stock that may be issued under the stock option plans by 1,300,000 to
5,600,000.

     The stock option plans currently cover a total of 4,300,000 shares of common stock and have approximately 248,515 remaining shares available for new option grants. The number of shares subject to options generally granted during a one-year period is 750,000. On March 27, 2003, the board of directors approved an amendment to the stock option plans increasing the number of shares authorized to be issued under the stock option plans to 5,600,000. The primary purpose of the amendment is to ensure that St. Mary will have a sufficient reserve of common stock available for the stock option plans.

     The board of directors believes that the availability of stock options is important to St. Mary and enhances stockholder value by increasing St. Mary's ability to attract, retain and motivate key employees of the Company through

                                       19

providing them with the means of acquiring an interest in St. Mary. St. Mary intends to issue additional options under the amended stock option plans over an extended uncertain period of time and it is anticipated that the additional stock options will be issued both to present and to future key employees of St.
Mary.

     The following is a summary of the principal features of the stock option plans, as amended. Copies of the stock option plans will be furnished by St.
Mary to any stockholder upon written request to the corporate secretary.

     The stock option plans consist of two separate but companion option plans:

          1.   The Stock Option Plan adopted by the board of directors effective
               November 21, 1996 to replace the 1992 SAR Plan, and

          2.   The ISO Plan adopted by the board of directors effective March
               27, 1997.

The Stock Option Plan

     A select group of employees, consultants and members of the board of directors of the Company or of any subsidiary of the Company are eligible to participate in the stock option plans. As of December 31, 2002, 111 persons had been designated by the board of directors to participate in the stock option plans for this year.

     The total number of shares of common stock which may be issued under the stock option plan is 5,600,000, after giving effect to the proposed amendment.
However, to the extent that options are issued under the ISO Plan, the shares of common stock that may be issued under the stock option plan are reduced. At the discretion of the board of directors the stock option plan may be administered by a committee of two or more non-employee Directors appointed by the board.
Optionees under the stock option plan shall be selected at the discretion of the board or such committee from among those eligible participants who, in the opinion of the board or such committee, are or were in a position to contribute materially to St. Mary's continued growth and development and to its long-term success. Subject to the provisions of the Stock Option Plan, the board or such committee shall have complete discretion in determining the terms and conditions and number of options granted under the Stock Option Plan.

     Options granted under the Stock Option Plan are exercisable at the market price of St. Mary's common stock on the date of grant, are to have a term not to exceed ten years and may be exercised to the extent vested. Options under the
Plan will fully vest (i) just prior to the completion of an acquisition of the
Company or (ii) upon termination of the optionee's employment with the Company due to death, disability or normal retirement. Unexercised options will terminate (i) upon completion of an acquisition of St. Mary or (ii) upon termination of the optionee's employment with St. Mary for cause. Nothing

                                       20

contained in the Stock Option Plan shall be construed to give any employee or consultant any right to continued employment or association with St. Mary.

     Each option under the Stock Option Plan must be evidenced by a written option agreement that specifies the exercise price, the duration of the option, the number of shares of stock to which the option applies, and such vesting or exercisability restrictions and other terms and conditions which the board or committee may impose.

     The principle federal income tax consequences of the issuance and exercise of options under the Stock Option Plan are, in general, as follows:

     1. Options issued under the Stock Option Plan are not intended to qualify as "incentive stock options" under the Internal Revenue Code.

     2. Upon the issuance of an option under the Stock Option Plan, the optionee will have no taxable income and St. Mary will have no tax deduction.

     3. Upon exercise of an option under the Stock Option Plan, the optionee will realize ordinary taxable income in an amount equal to the excess of the fair market value of the underlying shares of common stock at the time the option is exercised over the exercise price of the option for such shares.

     4. The amount of income recognized by the optionee will be deductible by
St. Mary as compensation in the year in which ordinary income is recognized by the optionee by reason of exercise of options under the Stock Option Plan.

     5. An optionee's basis for the shares of common stock acquired pursuant to the exercise of options under the Stock Option Plan will be the option exercise price plus any amount recognized as ordinary income by reason of the exercise of the options.

     6. Upon the sale of the common stock acquired pursuant to the exercise of options under the Stock Option Plan, capital gain or loss will be realized by the optionee in the amount by which the sales price is greater or less than the basis of such stock. Such gain or loss will be long-term or short-term depending on whether the shares were held for more than one year after the option was exercised.

The ISO Plan

     The ISO Plan is a companion option plan with the Stock Option Plan. It is intended that the ISO Plan will be an alternative to the Stock Option Plan for those employees designated by the board of directors to be granted stock options, with such employees electing at the time of grant whether the options to be granted shall be options granted under the Stock Option Plan or incentive stock options granted under the ISO Plan. All employees of the Company or any subsidiary of the Company are eligible to participate in the ISO Plan.

                                       21

     The total number of shares of common stock which may be issued under the
ISO Plan is 5,600,000, after giving effect to the proposed amendment. However, to the extent that options are issued under the Stock Option Plan, the shares of common stock that may be issued under the ISO Plan are reduced. At the discretion of the board of directors the ISO Plan may be administered by a committee of two or more non-employee directors appointed by the board.
Optionees under the ISO Plan shall be selected at the discretion of the board or such committee from among those eligible participants who, in the opinion of the board or such committee, are in a position to contribute materially to St.
Mary's continued growth and development and to its long-term success. Subject to the provisions of the ISO Plan, the board or such committee shall have complete discretion in determining the terms and conditions and number of options granted under the ISO Plan.

     It is intended that options granted under the ISO Plan will constitute
"incentive stock options" under the Internal Revenue Code and thus the ISO Plan provides that options granted thereunder are to be (i) exercisable at the market price of St. Mary's common stock on the date the options are granted, (ii)
nontransferable by the optionee, and (iii) terminated if not exercised within 3 months of an optionee's termination of employment with St. Mary. Further, options granted under the ISO Plan will have a term of no more than ten years
(and a term of no more then five years with respect to any option granted to a ten percent or more shareholder). Options under the ISO Plan will fully vest (i)
just prior to the completion of an acquisition of the Company or (ii) upon termination of the optionee's employment with the Company due to death, disability or normal retirement. Unexercised options will terminate (i) upon completion of an acquisition of the Company or (ii) upon termination of the optionee's employment with the Company for cause. Nothing contained in the ISO
Plan shall be construed to give any employee any right to continued employment with the Company.

     Unless earlier terminated by the board of directors, the ISO Plan shall terminate on the date ten years subsequent to the date of the adoption of the
ISO Plan by the board, after which date no options may be granted under the ISO
Plan. The board of directors may at any time terminate the ISO Plan and from time to time may amend or modify the ISO Plan, provided, however that no such action of the board, without approval of the shareholders, may: (i) increase the total amount of common stock which may be purchased through options granted under the ISO Plan; or (ii) change the class of employees eligible to receive options under the ISO Plan.

     Each option under the ISO Plan must be evidenced by a written option agreement that specifies the exercise price, the duration of the option, the number of shares of stock to which the option applies, and such vesting or exercisability restrictions and other terms and conditions which the board or committee may impose.

     The principle federal income tax consequences of the issuance and exercise of options under the ISO Plan are, in general, as follows:

                                       22

     1. Options issued under the ISO Plan are intended to qualify as "incentive stock options" under the Internal Revenue Code.

     2. Upon the issuance of an option under the ISO Plan, the optionee will have no taxable income and St. Mary will have no tax deduction.

     3. The tax consequences upon exercise of the option and later disposition of the shares of common stock acquired thereby depend upon whether the optionee satisfies the holding period rule whereby the optionee must hold the shares for more than one year after exercise and two years after the date of issuance of the option.

     4. If the optionee satisfies the holding period rule, the optionee will not realize income upon exercise of the option (although the excess of the fair market value of the shares on the date of exercise over the option price must be included as an adjustment in computing alternative minimum taxable income) and
St. Mary will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or loss, as the case may be.

     5. If the optionee fails to observe the holding period rule, the portion of any gain realized upon such disqualifying disposition of the shares which does not exceed the excess of the fair market value at the date of exercise over the option price will be treated as ordinary income to the optionee, the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term depending on whether the shares were held for more than one year after the option was exercised) and St. Mary will be entitled to a deduction equal to the amount of ordinary income upon which the optionee is taxed.

     Since the board of directors believes that the proposed increase in the number of shares authorized for issuance under the stock option plans will attract, retain and motivate key employees and enhance stockholder value, the board of directors recommends that stockholders vote FOR approval of the amendment to the stock option plans to increase the number of authorized shares available for issuance under the stock option plans by 1,300,000 to 5,600,000.

Approval of Non-Employee Director Stock Compensation Plan
---------------------------------------------------------

     St. Mary's stockholders are being asked to approve a Non-Employee Director
Stock Compensation Plan to authorize the issuance of up to a total of 30,000 shares of St. Mary common stock to non-employee directors as part of their annual or other compensation over an anticipated period of up to five years.

     On March 27, 2003, the board of directors approved the plan in order to submit the plan for stockholder approval in accordance with current and proposed listing standards of the New York Stock Exchange, on which St. Mary common stock began trading on November 20, 2002. The purpose of the plan is to enhance

                                       23

stockholder value by attracting, retaining and further motivating non-employee directors and to encourage and enable such directors to acquire a proprietary interest in St. Mary by issuing shares of St. Mary common stock to non-employee directors as compensation for serving as members of the board of directors and board committees.

     Each non-employee director currently receives 1,200 shares of St. Mary common stock per year for serving as a director, along with $750 in cash for each meeting attended in person, $600 in cash for each committee meeting attended in person and $375 in cash for telephonic meetings. There are currently six non-employee directors. St. Mary expects to continue issuing approximately
1,200 shares of St. Mary common stock per year to non-employee directors under the plan, subject to stockholder approval of the plan and overall levels of director compensation at comparable companies.

     The following is a summary of the principal features of the plan, a copy of which is attached hereto as Annex B. In addition, St. Mary will furnish a copy of the plan to any stockholder upon written request to the corporate secretary.

     All members of the board of directors who are not employees of St. Mary or any subsidiary of St. Mary are eligible to participate in the plan and be issued shares of St. Mary common stock under the plan. There are currently six non-employee directors of St. Mary.

     The total number of shares authorized for issuance under the plan is
30,000, subject to corresponding adjustment in the event of a stock dividend, split or similar change in capitalization. Shares may be issued to non-employee directors in such amounts and at such times as determined by the board of directors as annual or other compensation to non-employee directors for serving as members of the board of directors and any board committees. The board will have complete discretion in determining the term and conditions and number of shares to be issued to non-employee directors under the plan, provided that the number of shares issued under the plan to a non-employee director shall in the good faith and judgment of the board (a) represent reasonable compensation for the services and responsibilities of such director and (b) be generally consistent with the past practices of St. Mary with respect to compensation of non-employee directors, as adjusted to reflect changes in applicable circumstances.

     The shares of stock issued under the plan will not be registered under the
Securities Act of 1933 and therefore will be restricted securities. Accordingly, non-employee directors will not be able to sell shares issued under the plan until they have held the shares for a period of one year.

     Unless terminated earlier by the board of directors, the plan will terminate upon the expiration of five years after the date of the adoption of the plan by the board, after which date no shares may be issued under the plan.
The board of directors may at any time terminate the plan and from time to time may amend or modify the plan, provided that no such action of the board, without approval of the stockholders, may: (i) increase the total number of shares of common stock which may be issued under the plan, or (ii) effect any change for

                                       24

which stockholder approval is required by law or regulation governing St. Mary or by any applicable listing standards of a national securities exchange.

     The principle federal income tax consequences of the issuance of shares of
St. Mary common stock under the plan are, in general, as follows:

     1. Upon receipt of shares of St. Mary common stock under the plan, the non-employee director will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock at the time of receipt.

     2. The amount of income recognized by the non-employee director will be deductible by St. Mary as compensation expense in the year in which ordinary income is recognized by the non-employee director.

     3. A recipient's basis for the shares of common stock received under the plan will be the amount recognized as ordinary income upon receipt of the shares.

     4. Upon the sale of the common stock issued under the plan, capital gain or loss will be recognized by the recipient in the amount by which the sales price is greater or less than the basis of such stock. Such gain or loss will be long-term since as restricted securities the shares must be held for more than one year.

     Since the board of directors believes that the proposed Non-Employee
Director Stock Compensation Plan will attract, retain and further motivate non-employee directors and enhance stockholder value, the board of directors recommends that stockholders vote FOR approval of the Non-Employee Director
Stock Compensation Plan.

     Equity Compensation Plans. St. Mary has a stock option plan, an incentive stock option plan and an employee stock purchase plan under which options and shares of St. Mary common stock are authorized for grant or issuance as compensation to eligible employees, consultants and members of the board of directors. Each of these plans has been approved by our stockholders. The following table is a summary of the shares of common stock authorized for issuance under our equity compensation plans as of December 31, 2002:

                                       25

                                                                                            ( c )
                                        ( a )                                               Number of securities
                                        Number of securities      ( b )                     remaining available for
                                        to be issued upon         Weighted-average          future issuance under
                                        exercise of               exercise price of         equity compensation plans
                                        outstanding options,      outstanding options,      (excluding securities
Plan Category                           warrants and rights       warrants and rights       reflected in column (a))
-------------------------------------   -----------------------   -----------------------   ---------------------------

Equity compensation plans approved
by security holders                                 3,061,566                    $21.34                       1,118,588(1)

Equity compensation plans not
approved by security holders                                -                         -                               -
                                        -----------------------   -----------------------   ---------------------------

Total                                               3,061,566                    $21.34                       1,118,588
                                        =======================   =======================   ===========================

--------------
(1)      Includes 870,073 shares which are authorized for issuance under our employee stock purchase plan.

     Other than the election of directors, the amendment to the stock option plans and the approval of the Directors Stock Compensation Plan, the Company is
aware of no other matters to be submitted to a vote of the stockholders at the annual meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, executive officers and persons holding more than 10% of St. Mary common stock must report their initial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and St. Mary. The SEC has designated specific deadlines for these reports and St. Mary must identify in this proxy statement those persons who did not file these reports when due.

     Based solely on a review of reports filed with the Company, all directors and executive officers timely filed all reports regarding transactions in the
Company's securities required to be filed for 2002 by Section 16(a) under the
Securities Exchange Act of 1934, except for Mark Hellerstein for 47 shares and
Garry Wilkening for 2 shares as a result of shares purchased by their broker to reinvest dividends received from St. Mary.

                                       26

                             INDEPENDENT ACCOUNTANTS

     As previously reported in St. Mary's Current Report on Form 8-K filed with the SEC on May 30, 2002, on May 23, 2002, St. Mary Land & Exploration
Company ("St. Mary") dismissed Arthur Andersen LLP ("Andersen") as St. Mary's independent accountants. The St. Mary audit committee and board of directors approved this dismissal.

     Andersen's reports on St. Mary's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty or audit scope. In addition, there were no modifications as to accounting principles except that the audit report of Andersen for the fiscal year ended December 31, 2001 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial
Accounting Standards Board.

     During the two most recent fiscal years and the interim period from January
1, 2002 to the date of the dismissal of Andersen on May 23, 2002, there were no disagreements between St. Mary and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Andersen would have caused them to make reference to the subject matter thereof in connection with their reports.

     As previously reported in St. Mary's Current Report on Form 8-K filed with the SEC on June 3, 2002, St. Mary engaged Deloitte & Touche LLP as St.
Mary's new independent accountants on June 3, 2002. The St. Mary audit committee and board of directors approved this new engagement.

     To the knowledge of management, neither Deloitte & Touche LLP nor any of its members has any direct or material indirect financial interest in St.
Mary nor any connection with St. Mary in any capacity other than as independent public accountants. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     The Company paid the following fees to the independent accountants for the audit of the consolidated financial statements and for other services provided in the year ended December 31, 2002.

         Audit Fees........................................ $118,906
         Audit Related Fees................................   53,767
         Tax Fees..........................................    7,500
         All Other Fees....................................        0
                                                            --------
         Total Fees........................................ $180,173

                                       27

     Audit related fees were primarily related to the audit and review of St.
Mary's benefit plans. The audit committee has concluded that the provision of these non-audit services is compatible with maintaining the accountants'
independence. The audit committee now approves any non-audit services provided by the independent accountants.

                          FUTURE STOCKHOLDER PROPOSALS

     St. Mary must receive any St. Mary stockholder proposal for the annual meeting of stockholders in 2004 before November 1, 2003 for the proposal to be included in the St. Mary proxy statement and form of proxy for that meeting. St.
Mary's by-laws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by the Secretary of St. Mary not less than 75 days nor more than 105 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2004 annual meeting must be received by St. Mary between February 6, 2004 and March
8, 2004.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

                                            By Order of the Board of Directors

                                            /s/ RICHARD C. NORRIS
                                            ----------------------------
                                            Richard C. Norris
                                            Secretary
April 4, 2003

                                       28

                                                                         ANNEX A

                     ST. MARY LAND & EXPLORATION COMPANY

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

            As Amended by the Board of Directors on January 23, 2003

I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to:

          o    The integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements.

          o    The qualifications, independence and performance of the Company's independent auditors.

          o    The performance of the Company's internal audit function.

          o    The Company's financial risk assessment and risk management policies.

          o    The Company's compliance with legal and regulatory requirements relating to the above matters.

          o    Establishing and maintaining an avenue of communication among the independent auditors, individuals performing the finance,
               accounting, financial reporting and internal audit functions, management and the Board of Directors.

II.      Audit Committee Authority

         The Audit Committee has the authority to conduct any investigation and to take any other action appropriate to fulfill its responsibilities, and it shall have direct access to the independent auditors as well as to any person in the Company. The Audit Committee has the authority to retain, at the Company's expense, special independent legal, accounting and other advisers and experts it deems necessary to advise and assist the Committee in the performance of its responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditors employed by the Company and any other persons retained by the Audit
Committee.

                                       29

III.     Audit Committee Composition and Meetings

         The Audit Committee members shall meet the independence requirements of applicable laws and regulations and the rules of the New York Stock Exchange, and shall meet the financial literacy requirements of the New York Stock
Exchange. The Audit Committee shall be comprised of at least three Directors appointed by the Board, each of whom shall be an independent nonexecutive
Director without any relationship or activity which, in the opinion of the
Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a member of the Committee. All members of the Committee shall have a basic understanding of finance and be able to read and understand fundamental financial statements, and at least one member of the
Committee shall have accounting or related financial management expertise and experience as required by the rules of the New York Stock Exchange.

         The Audit Committee members, including its Chair, shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee members. Members of the Audit Committee may be removed by action by a majority of the independent Directors of the Board.

         The Committee shall meet at least four times annually, pursuant to an annual calendar of scheduled meetings with planned agenda items to be prepared and distributed each year to the members of the Committee, and more frequently as circumstances dictate. The Audit Committee Chair shall prepare an agenda in advance of each meeting. As circumstances dictate but at least twice annually the Committee shall meet privately in executive sessions with management, the senior internal audit executive and with the independent auditors to discuss any matters that the Committee or any of these groups believe should be discussed.

IV.      Audit Committee Responsibilities and Duties

         Review Procedures
         -----------------

         1.       Review and reassess the adequacy of this Charter at least
                  annually. Submit amendments of the Charter to the Board of
                  Directors for approval and include the Charter in the proxy statement for the election of Directors at least once every three years in accordance with applicable regulations.

         2.       Review and discuss the Company's annual audited financial
                  statements, including "Management's Discussion and Analysis of
                  Financial Condition and Results of Operations," prior to their final completion and filing with the Securities and Exchange
                  Commission ("SEC"). Review procedures should include
                  discussions with financial management and the independent
                  auditors of significant issues regarding accounting
                  principles, practices and judgments.

         3.       Review and discuss with financial management and the
                  independent auditors the Company's quarterly financial
                  statements, including "Management's Discussion and Analysis of
                  Financial Condition and Results of Operations," prior to final completion and release of earnings. Discuss any significant

                                       30

                  changes to the Company's accounting principles, practices and judgments and any items required to be communicated by the independent auditors to the Committee in accordance with
                  Statement of Auditing Standards ("SAS") No. 61, Communication
                  with Audit Committees, as amended.

         4.       Review and discuss with financial management and, to the
                  extent necessary, the independent auditors earnings press
                  releases and financial information and earnings guidance
                  provided to analysts.

         5.       Review and discuss with financial management significant
                  findings of the independent auditors and the internal
                  auditors, including the status of previous recommendations, together with management's responses thereto.

         6.       In consultation with financial management, the independent auditors and internal auditors, review and discuss the
                  integrity of the Company's procedures for financial reporting and internal system of audit and financial and accounting
                  controls, including review and approve an annual report of financial management on the foregoing.

         7.       Review and discuss with management the Company's risk
                  assessment and risk management guidelines and policies with respect to the Company's significant financial risk exposures, and the steps management has taken as well as the specific guidelines and policies which have been established to
                  monitor, control, mitigate and report such exposures. Such review and discussion shall cover the Company's hedging
                  arrangements and insurance coverage as appropriate.

         Independent Auditors
         --------------------

         8.       The Audit Committee shall be directly and solely responsible for the appointment, compensation and oversight of the work of the independent auditors employed by the Company for the
                  purpose of issuing an audit report and related work, and such auditors shall have a reporting relationship directly with the
                  Audit Committee. The independent auditors shall be accountable to the Audit Committee and the Board of Directors. The Audit
                  Committee, in conjunction with the Company's financial
                  management and internal control personnel, shall review and evaluate the independence and performance of the independent auditors.

         9.       The Audit Committee shall approve the fees and any other
                  significant compensation to be paid to the independent
                  auditors. The Audit Committee shall approve in advance any non-audit services to be performed by the auditors, which
                  non-audit services shall be permissible under law and not
                  impair the independence of the auditors. Such pre-approval requirement shall be waived only if the non-audit services meet a de minimis exception allowed by law.

         10.      The Audit Committee shall take appropriate action to oversee the independence of the auditors. On at least an annual basis, the Committee shall review and discuss with the independent

                                       31

                  auditors the auditors' independence and all significant
                  services performed for and relationships they have with the
                  Company that could bear on the auditors' independence. The
                  Committee shall annually receive from the independent auditors a formal written statement delineating all relationships
                  between the auditors and the Company and a letter confirming that in the auditors' professional judgment they are
                  independent of the Company, as required by Independence
                  Standards Board Standard No. 1, Independence Discussions with
                  Audit Committees.

         11.      Review and approve the independent auditors' engagement letter and audit plan and with respect to the audit discuss with the auditors their scope, staffing, locations, reliance upon
                  management and internal audit, and the general audit approach.

         12.      Review and discuss with the independent auditors the Company's financial reporting and accounting standards and principles, significant changes in such standards or principles or in
                  their application and the key accounting decisions affecting the Company's financial statements, including alternatives to and the rationale for the decisions made. Review and discuss with the independent auditors any other audit problems
                  encountered and management's response thereto.

         13.      Review and discuss at least annually a report from the
                  independent auditors on the auditing firm's internal
                  quality-control procedures, any material issues raised within the preceding five years by the auditors' internal
                  quality-control reviews, by peer reviews of the auditors or by any governmental or other inquiry or investigation relating to any audit conducted by the auditors. The Committee shall also review and discuss steps taken by the auditors to address any issues in any of the foregoing reviews.

         14.      Establish policies with respect to the Company's hiring of employees and former employees of the independent auditors.

         15.      Terminate and replace the independent auditors when determined appropriate solely by the Audit Committee.

         Internal Auditors
         -----------------

         16.      The internal auditors shall be responsible to senior
                  management, but have a reporting relationship directly with the Audit Committee with respect to internal audit matters.
                  Changes in the senior internal audit executive shall be
                  subject to Audit Committee approval. The Audit Committee, in conjunction with the Company's financial management, shall review and evaluate the performance of the internal audit
                  function.

                                       32

         17.      Review and approve the internal audit plan, scope, staffing, procedures, locations and general internal audit approach.

         18.      Review and discuss the organizational structure of the
                  internal audit function and the qualifications of internal audit personnel, as needed.

         19.      Review and discuss the appointment, performance and
                  replacement of the senior internal audit executive.

         Legal Compliance
         ----------------

         20.      On at least an annual basis, review with the Company's general counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's
                  compliance with applicable laws and regulations and any
                  inquiries with respect thereto received from regulators or governmental agencies.

         Other Audit Committee Responsibilities
         --------------------------------------

         21.      Based on the review and discussion of the audited financial statements with management and with the independent auditors of the matters required to be discussed by SAS No. 61 and the independent auditors' independence, recommend to the Board of
                  Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the
                  SEC.

         22.      Review and discuss with management and the Company's
                  independent engineers the annual evaluation of the Company's oil and gas reserves.

         23.      Review and discuss with financial management and the
                  independent auditors any off-balance sheet transactions.

         24.      Review and approve all related party transactions of the
                  Company.

         25.      Establish procedures for the receipt, retention and treatment of any complaints received from any person regarding
                  accounting, internal accounting controls or auditing matters of the Company.

         26.      Review and discuss with management certificates provided by management with respect to financial reports filed by the
                  Company with the SEC and the processes utilized therefor.

         27.      Prepare the Audit Committee Report required by SEC rules to be included in the Company's annual proxy statement.

         28.      Cause all required corrective actions to be taken with respect to the matters and activities described in this Charter.

                                       33

         29.      Perform any other activities consistent with this Charter, the
                  Company's By-Laws or governing laws and regulations as the
                  Committee or the Board deems necessary or appropriate.

         30.      Maintain minutes of meetings and regularly report to the Board of Directors on significant results of the activities
                  described in this Charter.

         31.      Present to the Board of Directors annually an evaluation of the performance of the Audit Committee.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.
That is the responsibility of management and the independent auditors. It is also not the duty of the Audit Committee to conduct all investigations, other than those contemplated by this Charter, or to ensure compliance with all laws and regulations.

         This Charter shall be amended as appropriate to comply with all applicable requirements of laws and regulations of the SEC and the New York
Stock Exchange.

                                       34

                                                                         ANNEX B

                     ST. MARY LAND & EXPLORATION COMPANY

                  NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE
                            -------------------------

         1.1 Establishment. St. Mary Land & Exploration Company, a Delaware
             -------------
corporation (the "Company"), hereby establishes a stock compensation plan for non-employee members of the Board of Directors of the Company (the "Board"),
which plan shall be known as the ST. MARY LAND & EXPLORATION COMPANY
NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN (the "Plan").

         1.2 Purpose. The purpose of the Plan is to enhance stockholder value by
             -------
attracting, retaining and further motivating non-employee Directors and to encourage and enable such Directors to acquire a proprietary interest in the
Company by issuing shares of the Company's common stock, $.01 par value per share (the "Stock"), to such Directors as compensation for serving as members of the Board and the committees thereof.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         All members of the Board who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Plan and be issued shares of Stock under the Plan.

                                   ARTICLE III
                                 ADMINISTRATION
                                 --------------

         The Board shall be responsible for administering the Plan. The Board is authorized to (i) interpret the Plan, (ii) prescribe and revise rules and regulations relating to the Plan, (iii) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan and (iv) make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations or other actions made or taken by the Board with respect to the Plan and shares of
Stock issued under the Plan shall be final, binding and conclusive for all purposes and upon all persons. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any shares of Stock issued under the Plan.

                                       35

                                   ARTICLE IV
                    SHARES OF STOCK AVAILABLE UNDER THE PLAN
                    ----------------------------------------

         4.1 Total Number. The total number of shares of Stock hereby made
             ------------
available and reserved for issuance under the Plan is 30,000 shares, which number shall be subject to adjustment as provided in Section 4.2.

         4.2 Adjustment in Capitalization. In the event of any change in the
             ----------------------------
outstanding shares of Stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar change or adjustment in capitalization, the total number of shares of Stock set forth in Section 4.1 shall be correspondingly adjusted by the Board.

                                    ARTICLE V
                                ISSUANCE OF STOCK
                                -----------------

         5.1 Issuance of Stock. Subject to Section 4.1, shares of Stock may be
             -----------------
issued to non-employee Directors in such amounts and at such times as determined by the Board as annual or other compensation to non-employee Directors for serving as members of the Board and the committees thereof. The Board shall have complete discretion in determining the terms and conditions and number of shares of Stock issued to non-employee Directors under the Plan. Notwithstanding the foregoing, the number of shares of Stock issued under the Plan to a non-employee
Director shall, in the good faith judgment of the Board, (a) represent reasonable compensation for the services and responsibilities of such Director,
(b) be generally consistent with the past practices of the Company with respect to compensation of the non-employee Directors, as adjusted to reflect changes in applicable circumstances. Shares of Stock issued under the Plan may be previously unissued shares of Stock or previously issued shares of Stock held by the Company as treasury shares.

         5.2 Restricted Securities. The shares of Stock issued under the Plan
             ---------------------
shall not be registered under the Securities Act of 1933, as amended (the
"Securities Act"), and shall be "restricted securities" as that term is defined in Rule 144 under the Securities Act. Accordingly, the shares of Stock will be subject to restrictions on transferability and sale and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company. Certificates for shares of Stock issued under the
Plan shall bear a restrictive legend consistent with the foregoing.

                                   ARTICLE VI
              AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN
              ----------------------------------------------------

         The Board may at any time terminate and from time to time may amend or modify the Plan. Unless terminated earlier by the Board, the Plan shall terminate upon the expiration of five years after the date of the adoption of the Plan. Any amendment or modification of the Plan by the Board may be accomplished without approval of the stockholders of the Company, except if such amendment or modification would increase the total number of shares of Stock

                                       36

available under the Plan or otherwise require stockholder approval under any law or regulation governing the Company or under any applicable listing standards of national securities exchanges.

                                   ARTICLE VII
                                 TAX WITHHOLDING
                                 ---------------

         Whenever shares of Stock are to be issued under the Plan, the Company shall have the right to require the recipient of the shares of Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any.

                                  ARTICLE VIII
                               REQUIREMENTS OF LAW
                               -------------------

         8.1 Requirements of Law. The issuance of shares of Stock under the Plan
             -------------------
shall be subject to all applicable laws, rules, and regulations, and to such approvals or authorizations by any governmental agencies or national securities exchanges as may be required.

         8.2 Governing Law. The Plan shall be construed in accordance with and
             -------------
governed by the laws of the State of Colorado.

         This ST. MARY LAND & EXPLORATION COMPANY NON-EMPLOYEE DIRECTOR STOCK
COMPENSATION PLAN was adopted by the Board of Directors of St. Mary Land &
Exploration Company on March 27, 2003, to be effective upon adoption.

                                       ST. MARY LAND & EXPLORATION COMPANY

                                       By: /s/ Mark A. Hellerstein
                                           ----------------------------------
                                           Mark A. Hellerstein
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

                                       37

       PROXY         ST. MARY LAND & EXPLORATION COMPANY         PROXY
                         1776 Lincoln Street, Suite 700
                             Denver, Colorado 80203
       This Proxy is Solicited on Behalf of the Board of Directors For the
                 Annual Meeting of Stockholders on May 21, 2003

     The undersigned hereby appoints Mark A. Hellerstein and Richard C. Norris, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of
Stockholders to be held on May 21, 2003, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to below and at their discretion on any other matters that may properly be presented at the meeting.

   ITEM 1                                                     ITEM 2
   ELECTION OF DIRECTORS       0 FOR all nominees listed      AMENDMENTS TO STOCK OPTION  0 FOR
   Management has  nominated    (except as marked to the      PLANS   TO   INCREASE  THE
   the    following    eight     contrary)                    TOTAL AVAILABLE SHARES.   0 AGAINST
   persons   to   stand  for
   election   as  directors.   0 WITHHOLD authority to vote                           0 ABSTAIN
   The  St.  Mary  board  of     for all nominees listed
   directors   recommends  a
   vote  "FOR"  all  of  the   Instructions: Mark only one    The proposal by St. Mary to
   nominees. As  of the date   box. To withhold authority     amend St. Mary's Stock Option
   of the accompanying proxy   to vote for any individual     Plans to increase the total
   statement no one has been   nominee, write that nominee's  number of shares of common
   nominated  to   serve  as   name in the following space:   stock which may be issued
   director  other  than the                                  under the plans by 1,300,000
   nominees by the board  of   ----------------------------   shares to a total of
   directors.                                                 5,600,000 shares. The St.
                                                              Mary board of directors
                                                              recommends a vote "FOR"
                                                              this proposal.

  01 Barbara M. Baumann                                       ITEM 3
  02 Larry W. Bickle                                          APPROVAL OF A NON-EMPLOYEE   0 FOR
  03 Ronald D. Boone                                          DIRECTOR STOCK COMPENSATION
  04 Thomas E. Congdon                                        PLAN                    0 AGAINST
  05 William J. Gardiner
  06 Mark A. Hellerstein                                                          0 ABSTAIN
  07 Arend J. Sandbulte                                       The proposal by St. Mary to
  08 John M. Seidl                                            approve a Non-Employee Director
                                                              Stock Compensation Plan for
                                                              the issuance of up to a total
                                                              of 30,000 shares of St.
                                                              Mary common stock to
                                                              non-employee directors as
                                                              part of their annual or
                                                              other compensation over an
                                                              anticipated period of up to
                                                              five years. The St. Mary
                                                              board of directors
                                                              recommends a vote "FOR" this
                                                              proposal.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" all director nominees listed on this proxy, the amendment to the Stock Option Plans to increase the authorized shares and to approve the Non-Employee Director Stock Compensation
Plan.

     This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary management.

                                              Please  sign exactly  as your name
                                              appears  below.  When  shares  are
                                              held by joint tenants, both should
                                              sign. When  signing  as  attorney,
                                              executor,  administrator,  trustee
                                              or   guardian,  please  five  full
                                              title  as such. If a  corporation,
                                              please sign in full corporate name
                                              by    the   president   or   other
                                              authorized    officer.    If     a
                                              partnership  or limited  liability
                                              company, please sign  in such name
                                              by  an  authorized  person. Please
                                              complete, date and sign this proxy
                                              card and return it promptly in the
                                              accompanying envelope.

                                              Dated:                      , 2003
                                                    ----------------------

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature if held jointly

Your telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and dated your proxy card and returned it in the envelope provided. The telephone and Internet voting procedures are designed to ensure that proxies are handled properly under Delaware law by authenticating votes cast by use of a PIN and allowing you to confirm that your instructions have been properly recorded.

TO VOTE USING THE TELEPHONE: Call toll free 1-800-816-8908 from a touch tone telephone. There is NO CHARGE for this call. Enter your 14 digit CONTROL NUMBER and 5 digit PIN NUMBER located at the bottom of this proxy and then listen for voting instructions.

INTERNET VOTING INSTRUCTIONS: Go to the following web site
www.computershare.com/us/proxy - Enter your 14 digit CONTROL NUMBER and 5 digit
PIN NUMBER located at the bottom of this proxy and then follow the voting instructions on the screen. If you vote by telephone or the internet, please DO
NOT mail back this proxy card.

--------------  --------------
CONTROL NUMBER    PIN NUMBER

--------------  --------------